SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2006

000-27763
(Commission file number)

SITESTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	88-0397234
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7109 Timberlake Road
Lynchburg, VA 24502

(Address of principal executive offices) (Zip Code)

(434) 239-4272

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 1, 2006, with a closing date of January 6, 2006, Registrant entered into a Definitive Agreement acquiring the Common Stock of Netrover Inc. a Canadian corporation. The deal consists of the acquisition of all of the issued and outstanding shares of Netrover Inc.’s stock and a non-compete agreement of the company. The total purchase price was $604,535 which represented the fair value of the stock acquired. The transaction also consisted of a non-interest bearing promissory note of $403,551 payable over twelve months, amortized over twenty four months with a balloon payment in the twelfth month and a down payment consisting of 2,000,000 shares of the Registrant’s common stock at Closing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

We are filing this Amendment No. 1 to the Report to include the financial statements and proforma financial information required under Item 9.01 of Form 8-k.

(a) Financial statements of businesses acquired.

The financial statements of Netrover, Inc. required by this item are attached as Exhibit 99.2 and incorporated herein by this reference.

(b) Pro forma financial information

The pro forma financial information required by this item for the transaction described in the Report is attached as Exhibit 99.3 and incorporated herein by this reference.

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of and are included in this report pursuant to Item 601 of Regulation S-B.

(d) Exhibits furnished.

99.2	Financial statements of Netrover, Inc.

99.3	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2006

SITESTAR CORPORATION

By: /s/ Frank Erhartic
Name: Frank Erhartic
Title: President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Stock Purchase Agreement by and between SITESTAR CORPORATION and ISOMEDIA, INC., a Washington corporation, for the purchase of all of the issued and outstanding shares of stock of Netrover Inc., an Ontario, Canada corporation, effective on January 1, 2006.

99.2	Financial statements of Netrover, Inc.

99.3	Pro forma financial information.